Exhibit 3.1
FIFTH AMENDED AND RESTATED BYLAWS FOR THE REGULATION, EXCEPT
AS OTHERWISE PROVIDED BY STATUTE OR ITS
ARTICLES OF INCORPORATION, OF
PACIFIC SUNWEAR OF CALIFORNIA, INC.,
a California corporation
ARTICLE I
Offices
          Section 1. Principal Executive Office. The corporation’s principal executive office shall be fixed and located at such place as the Board of Directors shall determine. The Board of Directors is granted full power and authority to change the principal executive office from one location to another.
          Section 2. Other Offices. Other business offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.
ARTICLE II
Meetings of Shareholders
          Section 1. Place of Meetings. All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation.
          A meeting of shareholders that is called by the Board of Directors may be conducted, in whole or in part, by means of electronic transmission by and to the corporation or by electronic video screen communication, as permitted by the California General Corporation Law (the “CGCL”).
          Section 2. Annual Meetings. The annual meetings of shareholders shall be held on such dates and at such times as shall be designated by the Board of Directors and stated in the notice of the meeting given to each shareholder as provided below. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally, by electronic transmission by the corporation, by mail or other means of written communication, charges prepaid, addressed to such shareholder at its address appearing on the books of the corporation or given to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without
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further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which the principal executive office is located. Notice to a shareholder shall not be given by electronic transmission by the corporation after either one of the following: (i) the corporation is unable to deliver two consecutive notices to such shareholder by that means or (ii) the inability to so deliver such notices to such shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.
          All such notices shall be given to each shareholder entitled thereto not less than ten (10) days or more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission, deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary, assistant secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.
          Such notices shall specify:
          (a) the place, the date, and the hour of such meeting;
          (b) if the meeting is to be held in whole or in part by electronic transmission, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting.
          (c) those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders at the meeting;
          (d) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;
          (e) the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the CGCL, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and
          (f) such other matters, if any, as may be expressly required by statute.
          Section 3. Special Meetings. Special meetings of the shareholders for the purpose of taking any action permitted by the shareholders under the CGCL and the Articles of Incorporation of this corporation, may be called at any time by the chairman of the Board or the chief executive officer (if there shall be such an officer or officers) or the president, or by any
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two directors, or by holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Upon request in writing addressed to the chairman of the Board, president, vice president or secretary by any person or persons (other than the Board) entitled to call a special meeting of shareholders (such request, if sent by a shareholder or shareholders, shall include the information required by Section 11 of these Bylaws), the officer forthwith shall, subject to the immediately succeeding sentence, cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Within seven (7) days after receiving such a written request from a shareholder or shareholders of the corporation, the Board of Directors shall determine whether shareholders owning not less than ten percent (10%) of the shares as of the record date established pursuant to these Bylaws for such request support the call of a special meeting and notify the requesting party or parties of its finding. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for the annual meeting of shareholders. In addition to the matters required by items (a) and, if applicable, (d) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
          Section 4. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares at any meeting shall constitute a quorum for the transaction of business at that meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
          Section 5. Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 4 above. When any shareholders’ meeting, either annual or special, is adjourned for forty-five days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate) of the adjourned meeting at the meeting at which the adjournment is taken.
          Section 6. Voting.
          (a) Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these Bylaws, then, subject to the provisions of Sections 702 and 704, inclusive, of the CGCL (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership) only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which
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notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and voting on the matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the CGCL or the Articles of Incorporation.
          (b) Subject to the requirements of the next sentence and any provision contained in the Articles of Incorporation, every shareholder entitled to vote at any election for directors shall have the right to cumulate its votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which its shares are entitled, or to distribute its votes on the same principle among as many candidates as such shareholder shall think fit. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the meeting, and any shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate its votes.
          (c) In any uncontested election of directors, candidates receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be elected. In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, shall be elected; votes against a director and votes withheld shall have no legal effect. For purposes of these Bylaws, “uncontested election” means an election of directors of the corporation in which, at the expiration of the time fixed under the applicable provisions of Section 11 of this Article II requiring advance notification of director nominations, the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election. Notwithstanding any other provision contained in these Bylaws, if an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with this Section 6(c), then, unless the incumbent director has earlier resigned, the term of such incumbent director shall end on the date that is the earlier of ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the CGCL or the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures for filling vacancies on the Board of Directors as set forth in these Bylaws and, except to the extent otherwise provided in the Articles of Incorporation or these Bylaws, Section 305 of the CGCL.
          Section 7. Validation of Defective Called or Noticed Meetings. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, whether before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business thereat because the
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meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the CGCL.
          Section 8. Action Without a Meeting. Subject to any provision contained in the Articles of Incorporation, directors may be elected without a meeting by consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy on the Board of Directors not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.
          Subject to any provision contained in the Articles of Incorporation, any other action which, under any provision of the CGCL, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing,
(a) Notice of any proposed shareholder approval of a (i) contract or other transaction with an interested director pursuant to Section 310 of the CGCL, (ii) indemnification of an agent of the corporation as authorized by Section 15 of Article III of these Bylaws, (iii) a plan of conversion pursuant to Section 1152 of the CGCL (iv) a reorganization of the corporation pursuant to Section 1201 of the CGCL, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the CGCL, if any, without a meeting shall be given a least ten (10) days before consummation of the action authorized by such approval; and
(b) Prompt notice shall be given of the taking of any other corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2 of Article II of these Bylaws.
          Unless, as provided in Section 1 of Article V of these Bylaws, the Board of Directors has fixed a record date for the determination of shareholders entitled to notice of and to
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give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corporation.
          Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.
          Section 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so whether in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.
          Section 10. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or its proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.
          The duties of such inspectors shall be as prescribed by Section 707 of the CGCL and shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.
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          The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there be three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
          Section 11. Notice of Shareholder Business and Director Nominations.
          (a) Annual Meetings of Shareholders.
     (i) Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 11 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.
     (ii) For any nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice to the secretary (whether pursuant to this Section 11(a)(ii) or Section 11(b)) must set forth: (A) as to each person, if any, whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is
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otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the business or proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the business or proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination, business or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination, business or proposal between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of stock of the corporation, (v) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (vii) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be
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made in connection with solicitations of proxies for, as applicable, the business or proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 11 shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation, including but not limited to whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation or any publicly-disclosed corporate governance guideline or committee charter of the corporation.
     (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased effective at the annual meeting and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which public announcement of the nominees for such additional directorships is first made by the corporation.
     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 11 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event
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the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(ii) of this Section 11 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
     (c) General.
     (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination, business or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee, business or proposal in compliance with such shareholder’s representation as required by clause (a)(ii)(C)(vi) of this Section 11) and (B) if any proposed nomination, business or proposal was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 11, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must
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be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
     (ii) For purposes of this Section 11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     (iii) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 11 (including Sections 11(a)(i)(C) and 11(b) hereof), and compliance with Sections 11(a)(i)(C) and 11(b) shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the penultimate sentence of Section 11(a)(ii), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 11 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.
ARTICLE III
Directors
          Section 1. Powers. Subject to limitations of the Articles of Incorporation and the CGCL as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:
          First — To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with
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the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.
          Second — To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.
          Third — To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.
          Fourth — To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful.
          Fifth — To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
          Sixth — By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committees shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:
(i) the approval of any action for which the CGCL or the Articles of Incorporation also require shareholder approval;
(ii) the filling of vacancies on the Board or in any committee;
(iii) the fixing of compensation of the directors for serving on the Board or on any committee;
(iv) the adoption, amendment or repeal of bylaws;
(v) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;
(vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board;
(vii) the appointment of other committees of the Board or the members thereof.
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          Section 2. Number and Qualification of Directors. The authorized number of directors shall be not less than five or more than nine until changed by Amendment of the Articles of Incorporation or by a bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed, within the limits specified, by amendment of the next sentence duly adopted either by the Board of Directors or the shareholders. The exact number of directors shall be nine until changed as provided in this Section 2.
          Section 3. Election and Term of Office. This section shall become effective only when this corporation becomes a listed corporation within the meaning of Section 301.5 of the CGCL.
          In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9) directors, the Board of Directors shall be divided into two classes, designated Class I and Class II, effective as of the first annual meeting following the effective date of this Bylaw (the “Initial Annual Meeting”). Each class shall consist of one-half of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during the fiscal year following the Initial Annual Meeting, and the initial term of office of the directors of Class II shall expire at the annual meeting to be held during the second fiscal year following the Initial Annual Meeting. At each annual meeting, commencing with the first annual meeting following the Initial Annual Meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.
          In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, effective as of the first annual meeting coinciding with or following the division into three classes (the “Effective Date”). Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during the first fiscal year following the Effective Date, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during second fiscal year following the Effective Date and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during the third fiscal year following the Effective Date. At each annual meeting, commencing with the first annual meeting following the Effective Date, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected qualified.
          Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.
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          At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
          This section only may be amended or repealed by the approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the CGCL) voting as a single class, notwithstanding Section 903 of the CGCL.
          Section 4. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the following circumstances:
(a)	in the case of the death, resignation or removal of any director;

(b)	if a director has been declared of unsound mind by order of court or convicted of a felony;

(c)	if the authorized number of directors be increased; or

(d)	if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect by the vote required under Section 6(c) of Article II of these Bylaws the full authorized number of directors to be voted for at that meeting; provided, however, that in any such circumstance involving the failure of an incumbent director to be elected by the required vote of the shareholders in an uncontested election, a vacancy in the Board of Directors with respect to such incumbent director’s office shall not be deemed to exist until the date that is the earlier of (i) the effective date of such incumbent director’s resignation, (ii) the date on which such incumbent director’s term ends under Section 6(c) of Article II of these Bylaws by reason of the selection by the Board of Directors of a person to fill the office of such incumbent director, and (iii) the date which is 90 days after the date on which the voting results of the election are determined pursuant to Section 707 of the CGCL.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
          Subject to any provision contained in the Articles of Incorporation, vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director; and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the shareholders.
          Subject to any provision contained in the Articles of Incorporation, a vacancy in the Board of Directors created by the removal of a director may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required
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quorum), or, subject to any provision contained in the Articles of Incorporation, by the written consent of the holders of a majority of the outstanding shares.
          Subject to any provision contained in the Articles of Incorporation, the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, and any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.
          Any director may resign effective upon giving written notice to the chairman of the Board, the president, the secretary of the Board or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or, subject to any provision contained in the Articles of Incorporation, the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.
          Section 5. Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office of the corporation.
          Section 6. Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization of the newly elected Board, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.
          Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call as provided in a resolution adopted by the Board from time to time; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.
          Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board or the chief executive officer (if there shall be such an officer or officers), the president, any vice president or the secretary, or by any two directors.
          Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, including a voice messaging system, electronic transmission, or by mail, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone, voice messaging systems or other means of electronic
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transmission, as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing or delivery, as above provided, shall be due, legal and personal notice to each such director.
          Section 9. Action Without a Meeting. Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors at a meeting duly called and held.
          Section 10. Action at a Meeting: Quorum and Required Vote. Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the corporation. Participation in a meeting through the use of a conference telephone or electronic video screen communication pursuant to this Section 10 constitutes presence in person at such meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the corporation pursuant to this Section 10, other than conference telephone and electronic video screen communication, constitutes presence in person at that meeting if all of the following apply:
   (a) Each member participating in the meeting can communicate with all of the other members concurrently.
   (b) Each member is provided the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.
   (c) The corporation adopts and implements some means of verifying both of the following:
(i)	A person participating in the meeting is a director or other person entitled to participate in the board meeting.

(ii)	All actions of, or votes by, the board are taken or cast only by the directors and not by persons who are not directors.
          Subject to the provisions of the CGCL, every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.
          Section 11. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board of Directors, however called or noticed or wherever
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held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has, prior to the meeting or at its commencement, protested the lack of proper notice, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
          Section 12. Adjournment. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.
          Section 13. Notice of Adjournment. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.
          Section 14. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.
          Section 15. Indemnification of Directors, Officers, Employees and Other Agents.
     (a) Indemnification of Directors and Officers. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that (a) the corporation shall indemnify any
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such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation, (b) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation, (c) no such person shall be indemnified (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors’ and officers’ liability insurance policy maintained by the corporation; (ii) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal state or local statutory law; (iii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; and (iv) as to circumstances in which indemnity is expressly prohibited by the CGCL, and (d) no such person shall be indemnified with regard to any action brought by or in the right of the corporation for breach of duty to the corporation and its shareholders (i) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (ii) for acts or omissions that the director or officer believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (iii) for any transaction from which the director or officer derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to the corporation or its shareholders; and (vi) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the CGCL. The right to indemnification conferred in this Section 15 shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if the CGCL permits the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advances shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the corporation if it shall be ultimately determined that such person is not entitled to be indemnified.
     (b) Indemnification of Employees and Agents. A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of the
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corporation or is or was serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permitted by California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The immediately preceding sentence is not intended to be and shall not be considered to confer a contract right on any employee or agent (other than directors and officers) of the corporation.
     (c) Right of Directors and Officers to Bring Suit. If a claim under Paragraph (a) of this Section 15 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.
     (d) Successful Defense. Notwithstanding any other provision of this Section 15, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in paragraph (a) of this Section 15 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.
     (e) Non-Exclusivity of Rights. The right to indemnification provided by this Section 15 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.
     (f) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against
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any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the CGCL.
     (g) Expenses as a Witness. To the extent that any director or officer or former director or former officer of the corporation is by reason of such position or former position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.
     (h) Indemnity Agreements. The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under the CGCL and the corporation’s Articles of Incorporation.
     (i) Separability. Each and every paragraph, sentence, term and provision of this Section 15 is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Section 15 may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Section 15 and any agreement between the corporation and claimant, the broadest possible indemnification permitted under applicable law.
     (j) Effect of Repeal or Modification. Any repeal or modification of this Section 15 shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.
ARTICLE IV
Officers
          Section 1. Officers. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, a chief executive officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.
          Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign
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or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.
          Section 3. Subordinate Officers, Etc. The Board of Directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
          Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).
          Any officer may resign at any time by giving written notice to the Board of Directors or the president, or to the secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of receipt of such notice or at any time specified therein. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
          Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
          Section 6. Chairman of the Board. The chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws.
          Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the Board or the chief executive officer, if there shall be such an officer or officers, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and, in the absence of the chairman of the Board, or if there be none, at all meetings of the Board of Directors. The president shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by these Bylaws or the Board of Directors.
          Section 8. Vice President. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and
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when so acting shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.
          Section 9. Secretary. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given thereof, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.
          The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
          The secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
          Section 10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.
          The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
ARTICLE V
Miscellaneous
          Section 1. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or, subject to any provision of the Articles of Incorporation, entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty
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(60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise may be provided in the Articles of Incorporation or these Bylaws.
          Section 2. Inspection of Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and of the Board of Directors and committees of the Board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or the holder of a voting trust certificate at any reasonable time during regular business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.
          A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the corporation, and to obtain from the transfer agent for the corporation, if there be one, upon written demand and upon the tender of its usual charges, a list of the shareholders’ names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date subsequent to the date of demand specified by the shareholder therein. The list shall be made available on or before the later of five (5) business days after receipt of the demand or the date specified therein as of which the list is to be compiled.
          Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.
          Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to this corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
          Section 4. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the CGCL is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders.
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          A shareholder of shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of any such period, and, in addition, if no annual report for the last fiscal year containing an income statement and balance sheet for and as of the end of such fiscal year has been sent to shareholders, such an income statement and balance sheet for the prior fiscal year. The corporation shall use its best efforts to deliver the statement or statements requested to the person making such request within thirty days after the receipt thereof. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy thereof shall be mailed to such shareholder.
          The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, together with a balance sheet as of the end of the same period. The financial statements referred to in this Section shall be accompanied by the report thereon, if there be any, of any independent accountants engaged by the corporation in respect thereof or, if there be no such report, the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.
          Section 5. Certificates for Shares; Uncertificated Shares. Shares in the corporation may be certificated or uncertificated, as permitted under California law, and shall be entered in the books of the corporation and registered as they are issued. Every holder of shares represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate representing shares of the corporation’s stock that is signed in the name of the corporation by the chairman or vice chairman of the Board or the president or any vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Shares of the corporation’s stock that are uncertificated shall be registered in the holder’s name in uncertificated, book-entry form on the books of the corporation in accordance with a direct registration system approved by the Securities and Exchange Commission, by the NASDAQ Stock Market or any securities exchange on which the stock of the corporation may from time to time be traded, and as may be otherwise authorized by Section 416(b) of the CGCL (as amended from time to time) or any successor statute; provided, however, that uncertificated shares shall not be issued to replace certificated shares until the certificates therefor have been surrendered to the corporation.
          Any certificate for shares of the corporation’s stock or, in the case of shares that are uncertificated, the initial transaction statement and written statements for such shares, shall also contain such legends or other statements as may be required by Sections 417, 418 or 1302 of
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the CGCL, the Corporate Securities Law of 1968, the federal securities laws, these Bylaws, and any agreement between the corporation and the issuee thereof.
          Shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that any such shares so issued prior to full payment shall state on the face of the certificate for such shares or, for uncertificated shares, on the initial transaction statement for such shares, the amount remaining unpaid and the terms of payment thereof.
          No new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for issuance of a new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; (3) the request for issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Uniform Commercial Code. In lieu of issuing a new certificate for shares, the corporation may issue uncertificated shares to replace an old certificate.
          Section 6. Representation of Shares of other Corporations. The president or any vice president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
          Section 7. Inspection of Bylaws. The corporation shall keep in its principal executive office in California, or, if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the secretary of the corporation, which shall be open to inspection by the shareholders at all reasonable times during office hours.
          Section 8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the CGCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular includes the plural and the plural number includes the singular, and the term “person” includes a corporation or other entity as well as a natural person. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law
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applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in this Section 8 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws.
ARTICLE VI
Amendments
          Section 1. Power of Shareholders. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.
          Section 2. Power of Directors. Subject to the right of the shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal bylaws, bylaws, other than a bylaw or amendment thereof increasing or decreasing the range of the authorized number of directors or changing Article III, Section 3, may, except as otherwise provided by law or the Articles of Incorporation, be adopted, amended or repealed by the Board of Directors.
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